EXHIBIT 2

                               SYNERGY BRANDS INC.

                        CONSENT OF MAJORITY SHAREHOLDERS
                               IN LIEU OF MEETING

                                September 7, 2005

     The undersigned being the holders of record as of the date hereof of a majority of votes represented by all of the issued and outstanding stock of Synergy Brands Inc, and authorized to vote such securities, do hereby consent to and adopt the actions as set forth in the following resolutions:

     RESOLVED, that this corporation is and be authorized to amend its certificate of incorporation to increase its authorized stock to 15,000,000 shares consisting of 14,000,000 shares of common stock and 1,000,000 shares of preferred stock further which preferred stock be divided into 100,000 shares of Class A Preferred and 900,000 Class B Preferred of which latter preferred 500,000 shares shall continue to be designated Series A Class B Preferred and 250,000 Series B Class B Preferred, the designations, preferences, terms and condition of all such stock (excepting the number of shares thereof authorized for issuance) not being changed from its present status at the date of this consent, and such corrections and amendment may be filed in the form attached to and made a part of this consent, copies of which have been reviewed and approved by each of the undersigned, such actions to take effect on the filing of an information statement with the SEC and such other measures as shall be appropriate and necessary to comply with applicable regulation.

IMPLEMENTATION

     RESOLVED, that the proper officers of this corporation be and they are hereby authorized and directed to do or cause to be done any and all such acts and things and to execute and deliver any and all such further documents and papers as they may deem necessary or appropriate to carry into effect the full intent and purpose of the foregoing resolutions and all referenced resolutions of this corporation's Board of Directors applicable thereto.

                                                     /s/ Lloyd Miller
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                                                         Lloyd Miller

                                                     /s/  Mair Faibish
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                                                          Mair Faibish